Exhibit 10.3

AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment (the “Amendment”) to that certain Amended and Restated Employment Agreement dated as of January 1, 2006 (the “Agreement”) is made and entered into as of August 14, 2006 (the “Effective Date”) by and between Placer Sierra Bancshares, a California corporation (the “Company”) and Ronald W. Bachli (the “Executive”) (collectively sometimes referred to as the “Parties”).

WHEREAS, the Executive has expressed his desire and intention to retire and resign as a director and the Chairman of the Board of Directors and Chief Executive Officer of the Company, as well as to resign from all offices in which he currently serves as a trustee, executive officer or director of the Company’s subsidiaries and affiliates; and

WHEREAS, by resolution of the Board of Directors adopted on August 14, 2006, the Company desires to facilitate the Executive’s retirement and resignation by clarifying the Agreement to provide that such retirement and resignation from all offices of the Company, its subsidiaries and affiliates constitutes “Good Reason” for purposes of the benefits to which Executive is entitled upon the termination of the Employment Period under the Agreement.

NOW THEREFORE, the Parties hereby agree to amend the Agreement as follows:

1. Section 3(c) of the Agreement is hereby amended to read in its entirety as follows:

“3 (c) Good Reason. The Executive’s employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, “Good Reason” shall mean in the absence of a written consent of the Executive:

(i) The assignment to the Executive of duties inconsistent with the Executive’s status as Chairman of the Board and Chief Executive Officer of the Company or a substantial adverse alteration in the nature or stature of the Executive’s responsibilities from those described herein, which is not cured by the Company within seven (7) business days after the Executive delivers written notice to the Company of such assignment or alteration;

(ii) A reduction by the Company of the Executive’s then current Base Salary;

(iii) Any material breach by the Company of any provisions of this Agreement, which breach is not cured by the Company within seven (7) business days after the Executive delivers written notice of such breach to the Company;

(iv) The Company’s requiring the Executive to be based at any office location outside of Sacramento, California;

(v) Any purported termination by the Company of the Executive’s employment otherwise than as expressly permitted by this Agreement;

(vi) Any failure by the Company to comply with and satisfy Section 14 (c) of this Agreement; and

(vii) The Executive’s written notice of retirement and resignation as a director and the Chairman of the Board of Directors and Chief Executive Officer of the Company, and as a trustee, director and officer of the Company’s affiliates and subsidiaries; provided, however, that, for a period of 180 days following the effective date of such retirement and resignation, and in consideration of the payment by the Company of a consulting fee of $125,000, payable upon submission of an executed unconditional Release in the form of Exhibit “A” attached hereto, Executive shall make himself available to consult with and advise the Board of Directors solely regarding management transition matters; provided, further, that the Company shall reimburse the Executive for reasonable attorneys’ fees, up to a maximum of $5,000, incurred in connection with the amendment of the Executive’s SERP.”

2. The form of unconditional Release attached as Exhibit “A” to the Agreement is replaced with the form of unconditional Release attached as Exhibit “A” to this Amendment.

3. All other terms and conditions of the Agreement shall remain in full force and effect.

[Signature Page Follows]

In witness whereof, the Executive has hereunto set his hand and, pursuant to the authorization from the Board of Directors of the Company, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

PLACER SIERRA BANCSHARES

By:	/s/ Larry Mitchell
Name:	Larry Mitchell
Title:	Director
Date:	August 14, 2006

/s/ Ronald W. Bachli
RONALD W. BACHLI
Date: August 14, 2006